Ladenburg Alternative Strategies Fund

CODE OF ETHICS

June 17, 2010

Ladenburg  Alternative  Strategies  Fund  (the  “Trust”)  on  behalf  of  the  Ladenburg  Alternative

Strategies  Fund,  a  series  of  the  Trust  (the  “Fund”)  has  adopted  this  Code  of  Ethics  (the  “Code”)

in  order  to  set  forth  guidelines  and  procedures  that  promote  ethical  practices  and  conduct  by  all of  its  Access  Persons  and  to  ensure  that  all  Access  Persons  comply  with  the  federal  securities

laws.   Although  this  Code  contains  a  number  of  specific  standards  and  policies,  there  are  four key principles embodied throughout the Code.

The interests of the Fund must always be paramount

Access Persons have a legal,  fiduciary duty to  place the interests of the Fund ahead  of their  own.

In  any  decision  relating  to  their  personal  investments,  Access  Persons  must  scrupulously  avoid serving their own interests ahead of those of Ladenburg Investment Trust.

Access Persons may not take advantage of their relationship with the Fund

Access   Persons   should   avoid   any   situation   (unusual   investment   opportunities,   perquisites,

accepting gifts of more than token value from persons seeking to do business with the Fund) that might compromise,  or  call into question, the exercise of their  fully independent judgment in the interests of the Funds.

All   Personal   Securities   Transactions   should   avoid   any   actual,   potential,   or   apparent

conflicts of interest

Although  all Personal Securities Transactions by Access  Persons must be conducted in  a manner consistent  with  this  Code,  the  Code  itself  is  based  on  the  premise  that  Access  Persons  owe  a fiduciary  duty  to  the  Fund,  and  should  avoid  any  activity  that  creates  an  actual,  potential,  or apparent  conflict  of  interest.  This  includes  executing  transactions  through  or  for  the  benefit  of  a third party when the transaction is not in keeping with the general principles of this Code.

Access  Persons  must  adhere  to  these  general  principles  as  well  as  comply  with  the  specific

provisions   of   this   Code.   Technical   compliance   with   the   Code   and   its   procedures   will   not

automatically prevent  scrutiny of  trades  that  show  a  pattern  of  abuse  of  an  individual’s  fiduciary duty to the Fund.

Access Persons must comply with all applicable laws

In  both  work-related  and  personal  activities,  Access  Persons  must  comply  with  all  applicable laws, including the federal securities laws.

Any   violations   of   this   Code   should   be   reported   promptly   to   the   Chief

Compliance Officer.  Failure to do so will be deemed a violation of the Code.

DEFINITIONS

“Access  Person”  shall  have  the  same  meaning  as  set  forth  in  Rule  17j-1  under  the  Investment  Company

Act of 1940, as amended (the “1940 Act”) and shall include:

1.

all  officers  and  directors  (or  persons  occupying  a  similar  status  or  performing  a  similar function) of the Funds;

2.

all  officers  and  directors  (or  persons  occupying  a  similar  status  or  performing  a  similar function)  of  each  Adviser  or  Sub-Adviser  with  respect  to  its  corresponding  series  of  the

Trust (together, the “Advisers”);

3.

any employee of the Trust or the Adviser  (or of any company controlling or controlled by or  under  common  control  with  the  Trust  or  the  Adviser)  who,  in  connection  with  his  or her  regular  functions  or  duties,  makes,  participates  in,  or  obtains  information  regarding the  purchase  or  sale  of  Covered  Securities  by  the  Funds,  or  whose  functions  relate  to  the making of any recommendations with respect to the purchase or sale; and

4.

any  other  natural  person  controlling,  controlled  by  or  under  common  control  with  the

Trust  or  the  Adviser  who  obtains  information  concerning  recommendations  made  to  the

Fund with regard to the purchase or sale of Covered Securities by the Fund.

“Beneficial  Ownership”  means  in  general  and  subject  to  the  specific  provisions  of  Rule  16a-1(a)(2)

under the Securities Exchange Act of 1934, as amended, having or sharing, directly or indirectly, through

any  contract   arrangement,  understanding,  relationship,  or  otherwise,  a  direct  or  indirect   “pecuniary

interest” in the security.

“Chief  Compliance  Officer”  means  the  Code  of  Ethics  Compliance  Officer  of  the  Trust  with  respect  to

Trustees and officers of the Trust, or the CCO of the Adviser with respect to Adviser personnel.

“Code” means this Code of Ethics.

“Covered  Security”  means  any  Security,  except  (i)  direct  obligations  of  the  U.S.  Government,  (ii)

bankers’  acceptances,  bank  certificates  of  deposit,  commercial  paper  and  high  quality  short-term  debt instruments, including repurchase agreements, and (iii) shares issued by open-end mutual funds.

“Decision  Making  Access Person”  means  any Access Person  who,  in  connection with  his  or  her  regular functions  or  duties,  makes,  participates  in,  or  obtains  information  regarding  the  purchase  or  sale  of  a security  by  the  Funds,  or  whose  functions  relate  to  the  making  of  any  recommendations  with  respect  to such purchases or sales. Decision Makers typically are Adviser personnel.

“Funds” means series of the Trust.

“Immediate  family”   means  an  individual’s  spouse,  child,  stepchild,  grandchild,  parent,  stepparent,

grandparent, siblings,  mother-in-law,  father-in-law,  son-in-law,  daughter-in-law,  brother-in-law,  or  sister-

in-law and should include adoptive relationships.   For purposes of determining whether an Access  Person

has an “indirect pecuniary interest” in securities, only ownership by “immediate family” members sharing the  same  household  as  the  Access  Person  will  be  presumed  to  be  an  “indirect  pecuniary  interest”  of  the

Access Person, absent special circumstances.

“Independent  Trustees”  means  those  Trustees  of  the  Trust  that  would  not  be  deemed  an  “interested person” of the Trust, as defined in Section 2(a)(19)(A) of the 1940 Act.

“Indirect  Pecuniary  Interest”  includes,  but  is  not  limited  to:  (a) securities  held  by  members  of  the person’s Immediate Family sharing the same household (which ownership interest may be rebutted); (b) a general  partner’s  proportionate  interest  in  portfolio  securities  held  by  a  general  or  limited  partnership;

(c) a person’s right to dividends that is separated or separable from the underlying securities (otherwise,  a right  to  dividends  alone  will  not  constitute  a  pecuniary  interest  in  securities);  (d)  a  person’s  interest  in securities  held  by  a  trust;  (e) a  person’s  right  to  acquire  securities  through  the  exercise  or  conversion  of any derivative security, whether or  not presently exercisable; and (f) a performance-related fee, other than an  asset  based  fee,  received  by  any  broker,  dealer,  bank,  insurance  company,  investment  company,

investment manager, trustee, or person or entity performing a similar function, with certain exceptions.

“Pecuniary Interest” means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in securities.

“Personal  Securities  Transaction”  means  any  transaction  in  a  Covered  Security  in  which  an  Access

Person has a direct or indirect Pecuniary Interest.

“Purchase  or  Sale  of  a  Security”  includes  the  writing  of  an  option  to  purchase  or  sell  a  Security.  A

Security  shall  be  deemed  “being  considered  for  Purchase  or  Sale”  for  the  Trust  when  a  recommendation to  purchase  or  sell  has  been  made  and  communicated  by  a  Decision  Making  Access  Person,  and,  with respect  to  the  person  making  the  recommendation,  when  such  person  seriously  considers  making  such  a

recommendation.   These  recommendations  are  placed  on  the  “Restricted  List”  until  they  are  no  longer being considered for Purchase or Sale, or until the Security has been purchased or sold.

“Restricted  List”  means  the  list  of  securities  maintained  by  the  Chief  Compliance  Officer  in  which trading by Access Persons is generally prohibited.

“Security”  means  any  note,  stock,  treasury  stock,  bond,  debenture,  evidence  of  indebtedness,  certificate of  interest  or  participation  in  any  profit-sharing  agreement,  collateral-trust  certificate,  pre-organization certificate  or  subscription,  transferable  share,  investment  contract,  voting-trust  certificate,  certificate  of deposit  for  a  security,  fractional  undivided  interest  in  oil,  gas,  or  other  mineral  rights,  or,  in  general,  an interest  or  instrument  commonly  know  as  “security”,  or  any  certificate  or  interest  or  participation  in temporary  or  interim  certificate  for,  receipt  for,  guarantee  of,  or  warrant  or  right  to  subscribe  to  or purchase (including options) any of the foregoing.

“Sub-Adviser” means the sub-adviser to the Trust.

“Trust” means the Ladenburg Alternative Strategies Fund.

PROHIBITED ACTIONS AND ACTIVITIES

A.   No  Access  Person  shall  purchase  or  sell  directly  or  indirectly,  any  Covered  Security  in  which  he or  she  has,  or  by  reason  of  such  transaction  acquires,  any  direct  or  indirect  beneficial  ownership and which he or she knows or should have known at the time of such purchase or sale;

(1)  is being considered for purchase or sale by a Fund, or

(2)  is being purchased or sold by a Fund.

B.   Decision-Making  Access  Persons  may  not  participate  in  any  initial  public  offering  of  Covered

Securities  in  any  account  over  which  they  exercise  Beneficial  Ownership.    All  other  Access

Persons  must  obtain  prior  written  authorization  from  the  Chief  Compliance  Officer  prior  to  such participation;

C.   No  Access  Person  may  purchase  a  Covered  Security  in  which  by  reason  of  such  transaction  they

acquire   Beneficial   Ownership   in   a   private   placement   of   a   Security,   without   prior   written

authorization of the acquisition by the Chief Compliance Officer;

D.   Access Persons may not accept any fee, commission, gift, or services, other than de minimis gifts,

from any single person or entity that does business with or on behalf of the Trust;

E.   Decision-Making  Access  Persons  may  not  serve  on  the  board  of  directors  of  a  publicly  traded

company   without   prior   authorization   from   the   Chief   Compliance   Officer   based   upon   a

determination that such service would be consistent with the interests of the Trust.  If such service is  authorized,  procedures  will  then  be  put  in  place  to  isolate  such  Decision-Making  Access

Persons serving as directors of outside entities from those making investment  decisions on behalf of the Trust.

Advanced notice should be given so that the Trust, Adviser, or Sub-Adviser may take such action concerning the conflict as deemed appropriate by the Chief Compliance Officer.

F.    Decision-Making  Access  Person  may  not  execute  a  Personal  Securities  Transaction  involving  a

Covered  Security  without  authorization  of  the  Chief  Compliance  Officer  or  such  persons  who may be designated by the Chief Compliance Officer from time to time.

G.   It shall be a violation of this Code for any Access Person, in connection with the purchase or sale,

directly or indirectly, of any Covered Security held or to be acquired by a Fund:

a.    to employ any device, scheme or artifice to defraud the Trust;

b.    to make to the Trust any untrue statement of a material fact or to omit to state to the Trust

a   material   fact   necessary   in   order   to   make   the   statements   made,   in   light   of   the

circumstances under which they are made, not misleading;

c.    to  engage  in  any  act,  practice  or  course  of  business  that  operates  or  would  operate  as  a fraud or deceit upon the Trust; or

d.    to engage in any manipulative practice with respect to the Trust.

EXEMPTED TRANSACTIONS

The provisions described above under  the heading Prohibited Actions and Activities and the preclearance procedures under the heading Preclearance of Personal Securities Transactions do not apply to:

•

Purchases or Sales of Securities  effected in any account  in  which an  Access  Person  has  no  Beneficial

Ownership;

•

Purchases or Sales of Securities which are non-volitional  on the part  the Access Person (for example,

the receipt of stock dividends);

•

Purchase of Securities made as part of automatic dividend reinvestment plans;

•

Purchases  of  Securities  made  as  part  of  an  employee  benefit  plan  involving  the  periodic  purchase  or company stock or mutual funds; and

•

Purchases  of  Securities  effected  upon  the  exercise  of  rights  issued  by  an  issuer  pro  rata  to  all  holders of  a  class  of  its  Securities,  to  the  extent  such  rights  were  acquired  from  such  issuer,  and  sale  of  such rights so acquired.

PRECLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

All  Decision-Making  Access  Persons  wishing  to  engage  in  a  Personal  Securities  Transaction  must  obtain prior  authorization  of  any  such  Personal  Securities  Transaction  from  the  Chief  Compliance  Officer  or such  person  or  persons  that  the  Chief  Compliance  Officer  may  from  time  to  time  designate  to  make  such authorizations.  Personal  Securities  Transactions  by  the  Chief  Compliance  Officer  shall  require  prior authorization  from  the  President  or  Chief  Executive  Officer  of  the  Trust  (unless  such  person  is  also  the

Chief  Compliance  Officer),  who  shall  perform  the  review  and  approval  functions  relating  to  reports  and trading  by  the  Chief  Compliance  Officer.  The  Trust  shall  adopt  the  appropriate  forms  and  procedures  for implementing this Code of Ethics.

Any  authorization  so  provided  is  effective  until  the  close  of  business  on  the  fifth  trading  day  after  the authorization  is  granted.  In  the  event  that  an  order  for  the  Personal  Securities  Transaction  is  not  placed within that time period, a new authorization must be obtained. If the order for the transaction is placed but not  executed within  that  time  period, no  new  authorization is required  unless  the person  placing the  order

originally  amends  the  order  in  any  manner.   Authorization  for  “good  until  canceled”  orders  are  effective unless the order conflicts with a Trust order.

If  a  person  wishing  to  effect  a  Personal  Securities  Transaction  learns,  while  the  order  is  pending,  that  the same Security is being considered for Purchase or Sale by a Fund, such person shall cancel the trade.

REPORTING AND MONITORING

The  Chief  Compliance  Officer  or  his  designees  shall  monitor  all  personal  trading  activity  of  all  Access

Persons pursuant to the procedures established under this Code.

Disclosure of Personal Brokerage Accounts

Within ten days of the commencement  of employment  or at the commencement  of a relationship with the

Trust,  all  Access  Persons,  except  Independent  Trustees,  are  required  to  submit  to  the  Chief  Compliance

Officer  a  report  stating  the  names  and  account  numbers  of  all  of  their  personal  brokerage  accounts,

brokerage  accounts  of  members  of  their  Immediate  Family,  and  any  brokerage  accounts  which  they

control  or  in  which  they  or  an  Immediate  Family  member  has  Beneficial  Ownership.   Such  report  must

contain the date on which it is submitted and the information in the report  must  be current  as of a date  no

more  than 45  days  prior to that  date.   In  addition, if  a new  brokerage  account  is opened during the course of the year, the Chief Compliance Officer must be notified immediately.

The information required by the above paragraph must be provided to the Chief Compliance Officer on an annual  basis,  and  the  report  of  such  should  be  submitted  with  the  annual  holdings  reports  described below.

Each   of   these   accounts  is   required  to  furnish   duplicate   confirmations   and  statements   to   the   Chief

Compliance  Officer.  These  statements  and  confirms  for  each  series  of  the  Trust  may  be  sent  to  its respective Adviser.

Initial Holdings Report

Within ten  days  of  becoming an  Access  Person (and with information that  is current  as  of  a  date no  more than  45  days  prior  to  the  date  that  the  report  was  submitted),  each  Access  Person,  except  Independent

Trustees  must  submit  a  holdings  report  that  must  contain,  at  a  minimum,  the  title  and  type  of  Security,

and as applicable, the exchange ticker symbol  or CUSIP number, number  of shares, and principal  amount of  each  Covered  Security  in  which  the  Access  Person  has  any  direct  or  indirect  Beneficial  Ownership.

This report must state the date on which it is submitted.

Annual Holdings Reports

All  Access  Persons,  except  Independent  Trustees,  must  supply  the  information  that  is  required  in  the initial  holdings report on an annual basis, and such information must  be current as of a date no more than

45 days prior to the date that the report was submitted.  Such reports must state the date on which they are submitted.

Quarterly Transaction Reports

All   Access   Persons,   shall   report   to   the   Chief   Compliance   Officer   or   his   designees   the   following

information  with  respect  to  transactions  in  a  Covered  Security  in  which  such  person  has,  or  by  reason  of such transaction acquires, any direct or indirect Beneficial Ownership in the Covered Security:

•

The date of the transaction, the title, and as applicable the exchange ticker  symbol  or CUSIP number,

interest rate and maturity date, number of shares, and the principal amount of each Covered Security;

•

The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•

The price of the Covered Security at which the transaction was effected; and

•

The name of the broker, dealer, or bank with or through whom the transaction was effected.

The date the Access Person Submits the Report.

Reports  pursuant  to  this  section  of  this  Code  shall  be  made  no  later  than  30  days  after  the  end  of  the calendar  quarter  in  which  the  transaction  to  which  the  report  relates  was  effected,  and  shall  include  a certification  that  the  reporting  person  has  reported  all  Personal  Securities  Transactions  required  to  be disclosed or reported pursuant  to the requirements of this Code. Confirmations and  Brokerage Statements sent directly to the appropriate address noted above is an acceptable form of a quarterly transaction report.

An  Independent  Trustee  need  only  make  a  quarterly  transaction  report  if  he  or  she,  at  the  time  of  the transaction, knew, or in the ordinary course of fulfilling his or her official duties as a Trustee, should have known  that  during  the  15-day  period  immediately  preceding  or  following  the  date  of  the  transaction  by the  Independent  Trustee,  the  Covered  Security  was  purchased  or  sold  by  a  Fund  or  was  considered  for purchase or sale by a Fund.

ENFORCEMENTS AND PENALTIES

The  Chief  Compliance  Officer  or  his  designee  shall  review  the  transaction  information  supplied  by

Access Persons.   If a transaction appears to be a violation of  this Code, the transaction will  be reported to the Ladenburg Alternative Strategies Fund’s Board of Trustees.

Upon  being  informed  of  a  violation  of  this  Code,  the  Ladenburg  Alternative  Strategies  Fund’s  Board  of

Trustees may impose sanctions as it deems  appropriate, including but  not  limited to, a letter of censure or suspension,  termination  of  the  employment  of  the  violator,  or  a  request  for  disgorgement  of  any  profits

received from a securities transaction effected in violation of this Code.   Ladenburg Alternative Strategies

Fund  shall  impose  sanctions  in  accordance  with  the  principle  that  no  Access  Person  may  profit  at  the expense  of  its  clients.  Any  losses  are  the  responsibility  of  the  violator.  Any  profits  realized  on  personal securities  transactions  in  violation  of  the  Code  must  be  disgorged  in  a  manner  directed  by  the  Board  of

Trustees.

Annually,  the  Chief  Compliance  Officer  at  each  regular  meeting  of  the  Board  shall  issue  a  report  on

Personal Securities Transactions by Access Person. The report submitted to the board shall:

•

Summarize  existing  procedures  concerning  Personal  Securities  investing  and  any  changes  in  the procedures made during the prior year;

•

Identify  any  violations  of  this  Code  and  any  significant  remedial  action  taken  during  the  prior  year;

and;

•

Identify  any  recommended  changes  in  existing  restrictions  or  procedures  based  upon  the  experience under the Code, evolving industry practices or developments in applicable laws and regulations.

ACKNOWLEDGMENT

The  Trust  must  provide  all  Access  Persons  with  a  copy  of  this  Code.    Upon  receipt  of  this  Code,  all

Access Persons must do the following:

All   new   Access   Persons   must   read   the   Code,   complete   all   relevant   forms   supplied   by   the   Chief

Compliance  Officer  (including  a  written  acknowledgement  of  their  receipt  of  the  Code),  and  schedule  a meeting with the Chief Compliance Officer to discuss the provisions herein within two calendar weeks of employment.

Existing  Access  Persons  who  did  not  receive  this  Code  upon  hire,  for  whatever  reason,  must  read  the

Code,   complete   all   relevant   forms   supplied   by   the   Chief   Compliance   Officer   (including   a   written

acknowledgement  of  their  receipt  of  the  Code),  and  schedule  a  meeting  with  the  Chief  Compliance

Officer  to  discuss  the  provisions  herein  at  the  earliest  possible  time,  but  no  later  than  the  end  of  the current quarter.

All Access Persons must certify on an annual basis that they have read and understood the Code.